UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2024

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

Houston, Texas

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On August 12, 2024, Archrock Partners, L.P. (the “Partnership”), its wholly owned subsidiary, Archrock Partners Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), and Archrock, Inc., as parent guarantor (the “Company”), and the other subsidiary guarantors thereto (together with Company, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), with respect to a private offering (the “Offering”) by the Issuers of $700,000,000 aggregate principal amount of 6.625% Senior Notes due 2032 (the “Notes”) of the Issuers, along with the related guarantees (the “Guarantees”) of the Notes. The Offering is expected to close on or about August 26, 2024, subject to customary closing conditions.

The Notes and Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Notes were priced at par. The Company intends to use the approximately $690 million of net proceeds from the offering of the Notes to fund a portion of the cash consideration for the previously announced acquisition of 100% of the issued and outstanding membership interests of Total Operations and Production Services, LLC (the “Acquisition”), to purchase for cash up to an aggregate principal amount of $200 million of the Issuers’ 6.875% Senior Unsecured Notes due 2027 (the “2027 Notes”) pursuant to the previously announced tender offer that commenced concurrently with the pricing of this offering (the “Tender Offer”) and to pay related fees and expenses. The Company intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness, including a portion of the outstanding borrowings under the Company’s revolving credit facility. The Acquisition is not conditioned on the consummation of the offering and the offering is not conditioned on the consummation of the Acquisition. The Tender Offer is conditioned on the consummation of this offering, but this offering is not conditioned upon the completion of the Tender Offer.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Certain of the Initial Purchasers or their respective affiliates are lenders and/or agents under the Company’s revolving credit facility and receive customary fees and expense reimbursement in connection therewith. The Company may use a portion of the net proceeds from the sale of the notes offered hereby to partially repay outstanding borrowings under its revolving credit facility. Accordingly, certain of the Initial Purchasers or their respective affiliates may receive a portion of the proceeds from this offering. In addition, Wells Fargo Securities, LLC will act as a dealer manager for the Tender Offer. To the extent any of the Initial Purchasers or their affiliates own 2027 Notes, they may receive cash proceeds from this offering as payment for tendering such notes pursuant to the terms of the Tender Offer. In addition, from time to time, certain of the initial purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future. The Company has engaged Analyst Hub Securities, LLC as an independent financial advisor in connection with this offering.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities for a period of 90 days after the date of the Purchase Agreement without the prior consent of Wells Fargo Securities, LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 12, 2024, the Company issued a press release announcing the pricing of the upsized Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On August 12, 2024, the Company issued a press release announcing the commencement by the Issuers of the Tender Offer. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated as of August 12, 2024, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., Archrock, Inc., the other guarantors party thereto and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.
99.1	Archrock, Inc. press release dated August 12, 2024.
99.2	Archrock, Inc. press release dated August 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

August 13, 2024